As filed with the Securities and Exchange Commission on December 23, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________________________

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AQUABOUNTY TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

_______________________________________________

Delaware	04-3156167
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

233 Ayer Road, Suite 4

Harvard, Massachusetts 01451
(978) 648-6000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of

Registrant’s Principal Executive Offices)

_______________________________________________

David A. Frank
Interim Chief Executive Officer and

Chief Financial Officer
AquaBounty Technologies, Inc.
233 Ayer Road, Suite 4

Harvard, Massachusetts 01451
Phone Number: (508) 904-4432

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

_______________________________________________

Copies to:

David A. Frank Interim Chief Executive Officer and Chief Financial Officer AquaBounty Technologies, Inc. 233 Ayer Road, Suite 4 Harvard, Massachusetts 01451 (508) 904-4432	James A. Giesel Nicole R. Karr Frost Brown Todd LLP 400 West Market Street 32nd Floor Louisville, Kentucky 40202 (502) 589-5400

Approximate date of commencement of proposed sale of the securities to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED DECEMBER 23, 2025

Prospectus

$350,000,000

DEBT SECURITIES

COMMON STOCK
PREFERRED STOCK
DEPOSITARY SHARES
WARRANTS
PURCHASE CONTRACTS

UNITS

AquaBounty Technologies, Inc. (“AQB,”  “AquaBounty” or the “Company”) may offer, issue and sell from time to time, together or separately, up to $350,000,000 in the aggregate of:

•	debt securities, which may be senior or subordinated debt securities;
•	shares of its common stock;
•	shares of its preferred stock, which it may issue in one or more series;
•	depositary shares representing shares of its preferred stock;
•	warrants to purchase debt or equity securities;
•	purchase contracts; and
•	units, each representing ownership of a combination of two or more securities.

We will provide the specific terms of these securities in supplements to this prospectus. We may describe the terms of these securities in a term sheet that will precede the prospectus supplement. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. You should read this prospectus and the accompanying prospectus supplement and/or free writing prospectus carefully before you make your investment decision. References to “we,” “us” and “our” refer to AquaBounty.

We may offer and sell these securities separately or together, in one or more series or classes and in amounts, at prices and on terms described in one or more offerings subject to the Baby Shelf Limitation (as defined below). We may sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

THIS PROSPECTUS MAY NOT BE USED TO SELL SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

AquaBounty’s common stock, $0.001 par value per share is listed on the NASDAQ Capital Market (“NASDAQ”) under the symbol “AQB.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

The aggregate market value of our outstanding shares of common stock held by non-affiliates is approximately $3,267,641 based on 3,877,695 shares of outstanding common stock, of which 3,844,284 shares are held by non-affiliates, at a per share price of $0.85, which was the closing price of our common stock as quoted by NASDAQ on December 22, 2025. During the prior 12-calendar-month period that ends on, and includes, the date of this prospectus, we have offered and sold no shares of common stock pursuant to General Instruction I.B.6 of Form S-3. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on this registration statement in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75 million (the “Baby Shelf Limitation”).

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 3 of this prospectus and in the documents incorporated by reference into this prospectus for a discussion of risks that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2025

1

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process.  Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more transactions up to a total dollar amount of $350,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities under this prospectus, we will provide a prospectus supplement containing specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement or free writing prospectus, you should rely on the information in the prospectus supplement or free writing prospectus, as applicable. You should read both this prospectus and any prospectus supplement and/or free writing prospectus together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

You should only rely on the information contained or incorporated by reference in this prospectus. We have not have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are making an offer to sell or soliciting an offer to buy securities in any jurisdiction where the offer or sale thereof is not permitted.

You should assume that the information in this prospectus is accurate as of the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus contains summary descriptions of the securities that we may sell from time  to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the related prospectus supplement and/or free writing prospectus.

Our principal executive office is located at 233 Ayer Road, Suite 4,  Harvard, Massachusetts 01451 (telephone number: (978) 648-6000).

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact but instead represent only management’s current beliefs regarding future events. By their nature, forward-looking statements are subject to risks, uncertainties, assumptions, and other important factors that may cause actual results, performance or achievements to differ materially from those expressed in or implied by such forward-looking statements. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. We do not undertake any obligation to update or revise these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events or the non-occurrence of anticipated events, whether as a result of new information, future developments, or otherwise, except as required by law. Forward-looking statements include, without limitation, statements concerning future plans, objectives, goals, projections, strategies, events, or performance, and underlying assumptions and other statements related thereto. Statements preceded by, followed by or that otherwise include the words “anticipates,” “appears,” “are likely,” “believes,” “estimates,” “expects,” “foresees,” “intends,” “plans,” “projects,” and similar expressions or future or conditional verbs such as “would,” “should,” “could,” “may,” or “will” are intended to identify forward-looking statements. As set forth more fully under “Part I, Item 1A. Risk Factors” in the Company’s most recent Annual Report on Form 10-K and any subsequent combined Quarterly Reports on Form 10-Q, each of which is incorporated by reference herein, important factors that could cause actual results, performance, or achievements to differ materially from those expressed in or implied by forward-looking statements include, without limitation, the following:

•	Our history of net losses and the likelihood of future net losses;
•	Our ability to continue as a going concern;

•	Our ability to raise additional funds, including from the sale of non-current assets, in sufficient amounts on a timely basis, on acceptable terms, or at all;
•	Our ability to obtain and maintain approvals and permits to construct and operate our Ohio Farm Project (as defined below) without delay;
•	Risks related to potential strategic acquisitions, dispositions, mergers, joint ventures, and other strategic transactions;
•	Security breaches, cyber-attacks, and other disruptions could compromise our information, expose us to fraud or liability, or interrupt our operations;
•	Any further write-downs of the value of our assets;
•	Business, political, or economic disruptions or global health concerns;
•	Adverse developments affecting the financial services industry;
•	Our ability to use net operating losses and other tax attributes, which may be subject to certain limitations;
•	Volatility in the price of our shares of common stock;
•	Our ability to maintain our listing on the Nasdaq Stock Market LLC (“Nasdaq”);
•	An active trading market for our common stock may not be sustained;
•	Our status as a “smaller reporting company” and a “non-accelerated filer” may cause our shares of common stock to be less attractive to investors;
•	Any issuance of preferred stock with terms that could dilute the voting power or reduce the value of our common stock;
•	Provisions in our corporate documents and Delaware law could have the effect of delaying, deferring, or preventing a change in control of us;
•	Our expectation of not paying cash dividends in the foreseeable future;
•

The composition of our Board of Directors may change from time to time under our governing documents, including through the filling of vacancies, which may result in a change in the Company’s strategic plan; and

•

Other risks and uncertainties reported from time-to-time in AquaBounty’s filings with the SEC, including Part I Item 1A “Risk Factors” of AquaBounty’s Annual Report on Form 10-K for the year ended December 31, 2024.

We also direct readers to the other risks and uncertainties discussed in other documents we file with the SEC.

The forward-looking statements made or incorporated by reference in this prospectus relate only to events as of the date on which the statements are made. We do not undertake any obligation to publicly update or review any forward-looking statement except as required by law, whether as a result of new information, future developments or otherwise.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from what we may have expressed or implied by these forward-looking statements. We caution that you should not place undue reliance on any of our forward-looking statements. You should specifically consider the factors identified in this prospectus that could cause actual results to differ before making an investment decision to purchase our securities. Furthermore, new risks and uncertainties arise from time to time, and it is impossible for us to predict those events or how they may affect us.

OUR COMPANY

AquaBounty was incorporated in December 1991 in the State of Delaware for the purpose of conducting research and development of the commercial viability of a group of proteins commonly known as antifreeze proteins. In 1996, we obtained the exclusive licensing rights for a gene construct (transgene) used to create a breed of farm-raised Atlantic salmon that exhibits growth rates that are substantially faster than conventional salmon. The Company historically pursued a growth strategy that included the construction of large-scale recirculating aquaculture system farms for producing its genetically engineered Atlantic salmon (“GE Atlantic salmon”). The Company commenced construction of a 10,000 metric ton farm in Pioneer, Ohio (“Ohio Farm Project”), but paused the construction in June 2023, as the cost estimate to complete the farm continued to substantially increase due to inflation and other factors. Further, these cost increases impaired the Company’s ability to pursue municipal bond financing, which was a necessary component of its funding strategy. The Company subsequently engaged an investment bank to pursue a range of funding and strategic alternatives and to assist management in the prioritization of the Company’s core assets. These efforts resulted in the sale of the Company’s grow-out farm in Indiana in July 2024, recurring sales throughout the remainder of 2024 and the first nine months of 2025 of selected equipment originally intended for the Ohio Farm Project (“Ohio Equipment Assets”), and the sale of the Company’s Canadian subsidiary, including the broodstock farms owned by the Canadian subsidiary in Prince Edward Island, Canada and its intellectual property for GE Atlantic salmon, along with trademarks and patents in March 2025. After completion of these transactions, the Company’s primary remaining asset is its investment in the Ohio Farm Project, consisting of the remaining Ohio Equipment Assets and the land and construction in process. The Company continues to work with its investment bank to identify the optimal path forward for realizing the potential of this asset, either through new investment, partnership or other strategic options.

For more information about our business, please see our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC, and in other documents which are incorporated by reference into this prospectus.

AquaBounty’s common stock is traded on the NASDAQ Capital Market under the symbol “AQB.”

Our executive offices are located at 233 Ayer Road, Suite 4,  Harvard, Massachusetts 01451. Our telephone number is (978) 648-6000. Our website address is https://aquabounty.com. The information on our website is not part of this prospectus and is not incorporated into this prospectus or any accompanying prospectus supplement by reference.

RISK FACTORS

Before you invest in any of our securities, in addition to the other information in this prospectus and any prospectus supplement or other offering materials, you should carefully consider the risk factors in any prospectus supplement as well as the risk factors discussed under “Part I, Item 1A. Risk Factors” in the Company’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q which are incorporated by reference into this prospectus and any prospectus supplement, as the same may be amended, supplemented or superseded from time to time by our filings under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act. These risks could materially and adversely affect our business, operating results, cash flows and financial condition and could result in a partial or complete loss of your investment. See “Incorporation of Certain Documents By Reference” and “Cautionary Statement Regarding Forward-Looking Statements.”

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement or other offering material, we will use the net proceeds from any sale of securities for general corporate purposes, which may include, among other things, repayment of debt, capital expenditures and working capital requirements. The net proceeds may be invested temporarily in short-term marketable securities or applied to repay short-term debt until they are used for their stated purpose.

We have not yet determined the amount or timing of the expenditures for each of the categories listed above and these expenditures may vary significantly depending on a variety of factors. As a result, unless otherwise indicated in the applicable prospectus supplement, our management will retain broad discretion in the allocation and use of the net proceeds of this offering.

DESCRIPTION OF DEBT SECURITIES

We may offer from time to time debt securities in the form of either senior debt securities or subordinated debt securities. Unless otherwise specified in a prospectus supplement, the debt securities will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. We will issue debt securities under one or more separate indentures between us and a trustee to be identified in the applicable prospectus supplement.

The following summary of the general terms and provisions of the indenture is not complete (the text below refers to both indentures as the form of  “indenture”). Forms of indentures for senior indebtedness and subordinated indebtedness are included as exhibits to the registration statement of which this prospectus forms a part. The indentures are substantially identical except as described below under “Subordinated Debt Securities” in this section. You should read the indentures for provisions that may be important to you.

When we offer to sell a particular series of debt securities, the prospectus supplement will describe the specific terms of the series, and it will also address whether the general terms and provisions described below apply to the particular series of debt securities. Capitalized terms used in the summary have the meanings specified in the forms of indenture.

General

Unless otherwise provided in a supplemental indenture, our Board of Directors will set the particular terms of each series of debt securities, which will be described in a prospectus supplement relating to such series. We can issue an unlimited amount of debt securities under the indenture, in one or more series with the same or various maturities, at par, at a premium or at a discount. Among other things, the prospectus supplement relating to a series of debt securities being offered will address the following terms of the debt securities:

●	the title of the debt securities;

●	the price(s), expressed as a percentage of the principal amount, at which we will sell the debt securities;

●	whether the debt securities will be senior or subordinated, and, if subordinated, any such provisions that are different from those described below under “Subordinated Debt Securities;”

●	any limit on the aggregate principal amount of the debt securities;

●	the date(s) when principal payments are due on the debt securities;

●

the interest rate(s) on the debt securities, which may be fixed or variable, per annum or otherwise, and the method used to determine the rate(s), the dates on which interest will begin to accrue and be payable, and any regular record date for the interest payable on any interest payment date;

●	the place(s) where principal of, premium and interest on the debt securities will be payable;

●

provisions governing redemption of the debt securities, including any redemption or purchase requirements pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the redemption price and other detailed terms and provisions of such repurchase obligations;

●	the denominations in which the debt securities will be issued, if other than minimum denominations of $1,000 and any integral multiple in excess thereof;

●	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

●	the portion of the principal of the debt securities payable upon declaration of acceleration of the maturity date, if other than the entire principal amount;

●	any additional or modified events of default from those described in this prospectus or in the indenture and any change in the acceleration provisions described in this prospectus or in the indenture;

●	any additional or modified covenants from those described in this prospectus or in the indenture with respect to the debt securities;

●	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities; and

●	any other specific terms of such debt securities.

In addition, we may issue convertible debt securities. Any conversion provisions of a particular series of debt securities will be set forth in the officer’s certificate or supplemental indenture related to that series of debt securities and will be described in the relevant prospectus supplement. To the extent applicable, conversion may be mandatory, at the option of the holder or at our option, in which case the number of shares of common or preferred stock to be received upon conversion would be calculated as of a time and in the manner stated in the prospectus supplement.

The applicable prospectus supplement will provide an overview of the U.S. federal income tax considerations and other special considerations applicable to any debt securities we offer for sale.

Transfer and Exchange

As described in the applicable prospectus supplement, each debt security will be represented by either a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) or one or more global securities registered in the name of a depositary, or its nominee (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), in the aggregate principal amount of the series of debt securities. Except as described below under the heading “Global Debt Securities and Book-Entry System,” book-entry debt securities will not be certificated.

Certificated Debt Securities

You can transfer certificated debt securities (and the right to receive the principal of, premium and interest thereon) only by surrendering the certificate representing those certificated debt securities. Either we or the trustee will reissue the existing certificate, or issue a new certificate, to the new holder.

You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. There is no service charge, but we may require payment of a sum sufficient to cover any taxes or other governmental charges payable in connection with a transfer or exchange.

Global Debt Securities and Book-Entry System

Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, The Depository Trust Company (which we refer to below as “DTC” or the “depositary”), as the depositary, and registered in its (or its nominee’s) name. DTC is a limited-purpose trust company and a “banking organization” organized under New York law, a member of the Federal Reserve System, a “clearing corporation” within in the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. We understand that DTC intends to follow the following procedures with respect to book-entry debt securities.

Ownership of beneficial interests in book-entry debt securities will be limited to “participants” or persons that may hold interests through participants (sometimes called “indirect participants”). A participant is a person having an account with the depositary for the related global debt security, typically broker-dealers, banks, trust companies, clearing corporations and certain other organizations. Upon the issuance of a global debt security, the depositary will credit the participants’ accounts on its book-entry registration and transfer system with the respective principal amounts of the book-entry debt securities owned by such participants; the depositary will have no knowledge of the underlying beneficial owners of the book-entry debt securities owned by participants. Any dealers, underwriters or agents participating in the distribution of the book-entry debt securities will designate accounts to be credited. Ownership of book-entry debt securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of indirect participants). Some states may legally require certain purchasers to take physical delivery of such securities, which may impair your ability to own, transfer or pledge beneficial interests in book-entry debt securities.

So long as DTC (or its nominee) is the registered owner of a global debt security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. This means that, except as described below, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names or to receive physical delivery of a certificate in definitive form nor will such beneficial owners be considered the owners or holders of those securities under the indenture. Accordingly, to exercise any rights of a holder under the indenture each person beneficially owning book-entry debt securities must rely on DTC’s procedures for the related global debt security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest. As a beneficial owner of book-entry debt securities, information regarding your holdings will come through the participant, or indirect participant, through which you own such securities.

Notwithstanding the above, under existing industry practice, the depositary may authorize persons on whose behalf it holds a global debt security to exercise certain of a holder’s rights. For purposes of obtaining any consents or directions required to be given by holders of the debt securities under the indenture, we, the trustee and our respective agents will treat DTC as the holder of a debt security and/or any persons specified in a written statement of the depositary with respect to that global debt security.

All payments of principal of, and premium and interest on, book-entry debt securities will be paid to DTC (or its nominee) as the registered holder of the related global debt security, and any redemption notices will be sent directly to DTC. Neither we, the trustee nor any other agent of ours or agent of the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to beneficial ownership interests. We expect DTC, upon receipt of any payment of principal of, premium or interest on a global debt security, to immediately credit participants’ accounts with payments ratably according to the respective amounts of book-entry debt securities held by each participant. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, similar to those for securities held in “street name.”

We will issue certificated debt securities in exchange for each global debt security if the depositary at any time cannot or will not continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and we fail to appoint a successor depositary registered as a clearing agency under the Exchange Act within 90 days. In addition, we may at any time and in our sole discretion decide not to have the book-entry debt securities represented by global debt securities; in that event, we will issue certificated debt securities in exchange for the global debt securities of that series. If an event of default with respect to the book-entry debt securities represented by those global debt securities has occurred and is continuing, holders may exchange global debt securities for certificated debt securities.

We have obtained the foregoing information concerning DTC and its book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.

No Protection in the Event of a Change in Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions affording holders of the debt securities protection, such as prior consent or acceleration rights, in the event we agree to a change in control or a highly leveraged transaction (whether or not such transaction results in a change in control), which could adversely affect holders of debt securities.

Covenants

The applicable prospectus supplement will describe any restrictive covenants applicable to any debt securities we offer for sale.

Consolidation, Merger and Sale of Assets

Unless otherwise specified in the prospectus supplement, the terms of the debt securities will provide that we may not consolidate or merge with, or sell or lease all or substantially all of our properties and assets to, any person, which we refer to as a “successor,” unless:

●

we are the surviving corporation or the successor (if not us) is a corporation organized and existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

●

immediately after giving effect to the transaction, no event of default, and no event which after the giving of notice or lapse of time or both, would become an event of default, shall have occurred and be continuing under the indenture; and

●	certain other conditions are met.

Events of Default

For any series of debt securities, in addition to any event of default described in the prospectus supplement applicable to that series, an event of default will include the following events,  unless otherwise specified in the prospectus supplement:

●

default in the payment when due of any interest on any debt security of that series, and continuance of such default for a period of 30 days (unless we deposit the entire amount of such payment with the trustee or with a paying agent prior to the expiration of such 30-day period);

●	default in the payment when due of principal of any debt security of that series;

●	default in the deposit when due of any sinking fund payment in respect of any debt security of that series;

●

default in the performance or breach of any other covenant or warranty in the indenture that applies to such series, which default continues (without such default or breach having been waived in accordance with the provisions of the indenture) for a period of 90 days after we have received written notice of the failure to perform in the manner specified in the indenture; and

●	certain events of bankruptcy, insolvency or reorganization involving us.

The applicable prospectus supplement will explain whether or not an event of default with respect to one series of debt securities will constitute a cross-default with respect to any other series of debt securities (except that certain events of bankruptcy, insolvency or reorganization will always constitute cross-defaults).

If an event of default with respect to any outstanding debt securities occurs and is continuing, then the trustee or the holders of 25.0% in aggregate principal amount of the outstanding debt securities of that series may, by written notice to us (and to the trustee if given by the holders), accelerate the payment of the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and accrued and unpaid interest, if any, on all debt securities of that series. Such acceleration is automatic (without any notice required) in the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization. Following acceleration, payments on our subordinated debt securities, if any, will be subject to the subordination provisions described below under “Subordinated Debt Securities.” At any time after acceleration with respect to debt securities of any series, but before the trustee has obtained a court judgment or decree for payment of the amounts due, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in the indenture. The prospectus supplement relating to any series of debt securities that are discount securities will contain particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

The indenture provides that the trustee will be under no obligation to exercise any rights or powers under the indenture at the request of any holder of outstanding debt securities unless the trustee is indemnified against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security may institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

●	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

●

the holders of at least 25% in principal amount of the outstanding debt securities of that series have requested the trustee in writing (and offered reasonable indemnity to the trustee) to institute the proceeding (and have not subsequently given contrary instructions), and the trustee has failed to institute the proceeding within 60 days.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

Under the indenture we must furnish the trustee a statement as to compliance with the indenture within 120 days after the end of our fiscal year. The indenture provides that, other than with respect to payment defaults, the trustee may withhold notice to the holders of debt securities of any series of a default or event of default if it in good faith determines that withholding notice is in the interests of the holders of those debt securities.

Modification and Waiver

We may amend or supplement the indenture or a series of debt securities if the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments consent thereto. We may not make any amendment or waiver without the consent of the specific holder of an affected debt security then outstanding if that amendment or waiver will:

●	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

●	reduce the rate of, or extend the time for payment of, interest (including default interest) on any debt security;

●	reduce the principal or change the stated maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation;

●	reduce the principal amount of discount securities payable upon acceleration of maturity;

●

waive a default or event of default in the payment of the principal of or interest, if any, on any debt security (except a rescission of acceleration by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

●	make the principal of or interest, if any, on any debt security payable in any currency other than that stated in the debt security;

●

make any change to certain provisions of the indenture relating to, among other things, holders’ rights to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

●	waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of all holders waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of all holders waive any past default under the indenture with respect to that series and its consequences, except a payment default or a default of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance

We may deposit with the trustee, in trust, cash or U.S. government securities in an amount that, which through the payment of interest and principal in accordance with their terms, will provide, not later than one day before the due date of any payment of money, an amount in cash, which is sufficient in the opinion of our independent public accountants to make all payments of principal and interest on, and any mandatory sinking fund payments in respect of, the debt securities of that series on the due dates for such payments in accordance with the terms of the indenture and those debt securities. If we make such a deposit, unless otherwise provided under the applicable series of debt securities, we will be discharged from any and all obligations in respect of the debt securities of such series (except for obligations relating to the transfer or exchange of debt securities and the replacement of stolen, lost or mutilated debt securities and relating to maintaining paying agencies and the treatment of funds held by paying agents and certain rights of the trustee and our obligations with respect thereto). However, this discharge may occur only if, among other things, we have delivered to the trustee a legal opinion stating that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and, based thereon confirming that, the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants

Under the indenture (and unless otherwise provided by the terms of the applicable series of debt securities), upon making the deposit and delivering the legal opinion described in “Legal Defeasance” above, we will not need to comply with the covenants described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants that may be set forth in the applicable prospectus supplement, and any such noncompliance will not constitute a default or an event of default with respect to the debt securities of that series, or covenant defeasance.

Covenant Defeasance and Events of Default

If we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amounts on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. We will remain liable for those payments.

The Trustee

The indentures limit the right of the trustee, should it become a creditor of us, to obtain payment of claims or secure its claims. The trustee is permitted to engage in certain other transactions. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which it is trustee, the trustee must eliminate the conflict or resign.

Subordinated Debt Securities

The indenture will govern the extent to which payment on any subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness. The subordinated debt securities also are effectively subordinated to all debt and other liabilities, including trade payables and lease obligations, if any, of our subsidiaries.

Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of principal and interest on subordinated debt securities will be subordinated to the prior payment in full of all senior indebtedness in cash or other payment satisfactory to the holders of such senior indebtedness. If subordinated debt securities are accelerated because of an event of default, the holders of any senior indebtedness would be entitled to payment in full in cash or other payment satisfactory to such holders of all senior indebtedness obligations before the holders of the subordinated debt securities are entitled to receive any payment or distribution. The indenture requires us or the trustee to promptly notify holders of designated senior indebtedness of any acceleration of payment of the subordinated debt securities.

We may not make any payment on the subordinated debt securities, including upon redemption (whether at the holder’s or our option) if:

●

a default in the payment of the principal, premium, if any, interest, rent or other obligations in respect of any senior indebtedness occurs and is continuing beyond any applicable grace period (called a “payment default”); or

●

a default (other than a payment default) with respect to designated senior indebtedness occurs and is continuing that permits holders of designated senior indebtedness to accelerate its maturity, and the trustee receives a notice of such default (called a “payment blockage notice”) from us or any other person permitted to give such notice under the indenture (called a “non-payment default”).

We may resume payments and distributions on the subordinated debt securities, in the case of a payment default, upon the date on which such default is cured or waived or ceases to exist; and, in the case of a non-payment default, the earlier of the date on which such nonpayment default is cured or waived and 179 days after the date on which the payment blockage notice is received, if the maturity of the designated senior indebtedness has not been accelerated, unless the indenture otherwise prohibits such payment or distribution at the time of such payment or distribution.

No new payment blockage notice may be given unless and until 365 days have elapsed since the initial effectiveness of the immediately prior payment blockage notice and all scheduled payments, premium, if any, and interest on the debt securities that have come due have been paid in full in cash. A non-payment default existing or continuing on the date of delivery of any payment blockage notice cannot be the basis for any later payment blockage notice.

If the trustee or any holder of the notes receives any payment or distribution of our assets in contravention of the foregoing subordination provisions, then such payment or distribution will be held in trust for the benefit of holders of senior indebtedness or their representatives to the extent necessary to make payment in full in cash or payment satisfactory to the holders of senior indebtedness of all unpaid senior indebtedness.

In the event of our bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors (including our trade creditors). This subordination will not prevent the occurrence of any event of default under the indenture.

The indenture does not prohibit us from incurring debt, including senior indebtedness. We may from time to time incur additional debt, including senior indebtedness.

We are obligated to pay reasonable compensation to the trustee, reimburse the trustee for reasonable expenses and to indemnify the trustee against certain losses, liabilities or expenses it incurs in connection with its duties relating to the subordinated debt securities. The trustee’s claims for these payments will generally be senior to those of noteholders in respect of all funds collected or held by the trustee and will not be subject to subordination.

Certain Definitions

“Indebtedness” means:

(1)

all indebtedness, obligations and other liabilities (contingent or otherwise) for borrowed money (including our obligations in respect of overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, whether or not evidenced by notes or similar instruments) or evidenced by bonds, debentures, notes or similar instruments (whether or not the recourse of the lender is to the whole of the assets of such person or to only a portion thereof) (other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services);

(2)	all reimbursement obligations and other liabilities (contingent or otherwise) with respect to letters of credit, bank guarantees or bankers’ acceptances;

(3)

all obligations and liabilities (contingent or otherwise) in respect of leases required, in conformity with generally accepted accounting principles, to be accounted for as capitalized lease obligations on our balance sheet, and all obligations and other liabilities (contingent or otherwise) under any lease or related document (including a purchase agreement) in connection with the lease of real property which contractually obligates us to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor and the obligations of such person under such lease or related document to purchase or to cause a third party to purchase such leased property;

(4)

all obligations (contingent or otherwise) with respect to an interest rate or other swap, cap or collar agreement or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement;

(5)

all direct or indirect guaranties or similar agreements in respect of, and obligations or liabilities (contingent or otherwise), to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of indebtedness, obligations or liabilities of others of the type described in (1) through (4) above;

(6)

any indebtedness or other obligations described in (1) through (5) above secured by any mortgage, pledge, lien or other encumbrance existing on property which we own or hold, regardless of whether the indebtedness or other obligation secured thereby shall be assumed by us; and

(7)

any and all refinancings, replacements, deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (1) through (6) above.

“Senior indebtedness” means the principal, premium, if any, interest, including any interest accruing after bankruptcy, additional amounts, if any, and rent or termination payment on or other amounts due on our current or future indebtedness, whether created, incurred, assumed, guaranteed or in effect guaranteed by us, including any deferrals, renewals, extensions, refundings, amendments, modifications or supplements to the above. Senior indebtedness does not include:

●

indebtedness that expressly provides that it shall not be senior in right of payment to subordinated debt securities or expressly provides that it is on the same basis or junior to subordinated debt securities; and

●	our indebtedness to any of our majority-owned subsidiaries.

Governing Law

Unless otherwise set forth in the prospectus supplement applicable to the particular series of debt securities, the indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF COMMON AND PREFERRED STOCK

The following is a description of our capital stock and the material provisions of AquaBounty’s third amended and restated certificate of incorporation, as amended (the “Certificate”) and bylaws, as amended and restated (the “Bylaws”). The following summary of the terms of the capital stock of AquaBounty is not intended to be complete and is subject in all respects to the applicable provisions of federal law governing bank holding companies, the Delaware General Corporation Law (the “DGCL”) and the Certificate and Bylaws. See the section of this Registration Statement entitled “Where You Can Find More Information” on page 1 for more information.

General

The authorized capital stock of AquaBounty consists of 75 million shares of common stock, par value $.001, and 5 million shares of preferred stock, par value $0.01 per share. As of December 19, 2025,  3,877,695 shares of AquaBounty common stock were outstanding, and no shares of AquaBounty preferred stock were outstanding. AquaBounty preferred stock may be issued in one or more series with those terms and at those times and for any consideration as the AquaBounty Board of Directors determines.

Common Stock

Dividends and Liquidation Rights.  Subject to preferences that may be applicable to any outstanding shares of our preferred stock, holders of shares of our common stock are entitled to receive ratably such dividends, if any, as our Board of Directors may declare on the common stock out of funds legally available for that purpose. Upon our liquidation, dissolution, or winding up, holders of shares of our common stock would be entitled to share ratably in all assets remaining after the payment of all debts and other liabilities and the liquidation preferences of any outstanding shares of our preferred stock.

Voting Rights.  Holders of shares of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. A majority of the votes cast at a meeting of the shareholders by the holders of shares entitled to vote is required for any action by the shareholders except (a) as otherwise provided by law or the Certificate and (b) that directors are to be elected by a plurality of the votes cast at elections. Holders of shares of our common stock do not have cumulative voting rights in the election of directors.

Our Certificate provides that all stockholder actions are required to be taken by a vote of the stockholders at an annual or special meeting; that stockholders may not take any action by written consent in lieu of a meeting; that only the chairman of our Board of Directors, our chief executive officer, or a majority of the authorized number of directors may call special meetings of stockholders; and that only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders. Our Bylaws limit the business that may be conducted at an annual meeting of stockholders to those matters properly brought before the meeting.

Other Rights.  Holders of common stock have no preemptive, conversion, or subscription rights. There are no redemption or sinking fund provisions applicable to the common stock.

Fully Paid and Nonassessable. All of our outstanding shares of common stock are, and the shares of common stock to be issued upon conversion or exercise of our convertible securities, if applicable, will be when issued, fully paid and nonassessable.

Future Issuance of Preferred Stock.  There are no shares of preferred stock issued or outstanding. Our Board of Directors may, without further action by our shareholders, from time to time, direct the issuance of shares of preferred stock in one or more series and may, at the time of issuance, determine the rights, preferences, and limitations of each series. These shares of preferred stock may have conversion, dividend, liquidation, or voting rights that could adversely affect the holders of shares of our common stock, and they may render more difficult or tend to discourage a merger, tender offer, or proxy contest; the assumption of control by a holder of a large block of our securities; or the removal of incumbent management.

Changes in Control.  Certain provisions of the DGCL and of our Certificate and Bylaws could have the effect of delaying, deferring, or discouraging another party from acquiring control of us. These provisions might inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts, make it more difficult to accomplish transactions that stockholders might otherwise deem to be in their best interests, and prevent changes in our Board of Directors or management.

Advance Notice Procedures.  The Bylaws establish advance notice procedures for shareholders to make nominations of candidates for election as directors or bring other business before an annual meeting of our shareholders. If the officer presiding at a meeting determines that a person was not nominated, or other business was not brought before the meeting, in accordance with the notice procedure, that person will not be eligible for election as a director, or that business will not be conducted at the meeting.

Authorized but Unissued Shares.  The authorized but unissued shares of our common stock are available for future issuance without shareholder approval. The existence of authorized but unissued shares of our common stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger, or otherwise.

Amendment to Bylaws and Certificate.  As required by the DGCL, any amendment of Certificate must first be approved by a majority of our Board of Directors and, if required by law or our Certificate, thereafter be approved by a majority of the outstanding shares entitled to vote on the amendment, and a majority of the outstanding shares of each class entitled to vote thereon as a class, except that the amendment of the provisions relating to directors, limitation of liability, and choice of forum must be approved by not less than 66 2/3% of the outstanding shares entitled to vote on the amendment. Our Bylaws may be amended by the affirmative vote of a majority vote of the directors then in office, subject to any limitations set forth in the Bylaws, and may also be amended by the affirmative vote of at least 66 2/3% of the outstanding shares entitled to vote on the amendment.

Board Composition and Filling Vacancies.  In accordance with our Certificate,  members of our Board of Directors may be removed without cause by the affirmative vote of the holders of 66 2/3% or more of the shares then entitled to vote at an election of directors, or with cause by the affirmative vote of a majority of the shares then entitled to vote at an election of directors. Furthermore, any vacancy on our Board of Directors, however occurring, including a vacancy resulting from an increase in the size of our Board of Directors, may only be filled by the affirmative vote of a majority of our directors then in office even if less than a quorum. Our Board of Directors is not divided into classes.

Forum.  Our Certificate provides that the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action or proceeding brought on our behalf; (2) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, or other employee to us or to our stockholders; (3) any action asserting a claim arising pursuant to any provision of the DGCL; or (4) any action asserting a claim governed by the internal affairs doctrine.

Transfer Agent.  The transfer agent for our common stock is Computershare Trust Company, N.A.

Listing.  Our common stock is listed on the Nasdaq Capital Market under the symbol “AQB.”

Preferred Stock

No shares of AquaBounty preferred stock are currently outstanding. AquaBounty preferred stock may be issued by vote of the AquaBounty Board of Directors without shareholder approval. AquaBounty preferred stock may be issued in one or more classes and series, with such designations, voting rights (or without voting rights), redemption, conversion or sinking fund provisions, dividend rates or provisions, liquidation rights, and other preferences and limitations as the AquaBounty Board of Directors may determine in the exercise of its business judgment. AquaBounty preferred stock may be issued by the AquaBounty Board of Directors for a variety of reasons.

Shares of AquaBounty preferred stock could be issued in public or private transactions in one or more (isolated or series of) issues. The shares of any issue of AquaBounty preferred stock could be issued with rights, including voting, dividend, and liquidation features, superior to those of any issue or class of shares, including the shares of AquaBounty common stock to be issued in connection with the merger. The issuance of shares of AquaBounty preferred stock could serve to dilute the voting rights or ownership percentage of the holders of AquaBounty common stock. The issuance of AquaBounty preferred stock might also serve to deter or block any attempt to obtain control of AquaBounty or to facilitate any such attempt.

We will describe in a prospectus supplement relating to any series of preferred stock being offered the following terms:

•	the distinguishing designation of the series of preferred stock;
•	the number of shares of the series of preferred stock offered, the liquidation preference per share and the offering price of the series;
•	the dividend rate(s), period(s) or payment date(s) or method(s) of calculation applicable to the series of preferred stock;

•	whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends on the series of preferred stock will accumulate;
•	the procedures for any auction and remarketing, if any, for the series of preferred stock;
•	the provisions for a sinking fund, if any, for the series of preferred stock;
•	the provision for redemption, if applicable, of the series of preferred stock;
•	any listing of the series of preferred stock on any securities exchange;
•	the terms and conditions, if applicable, upon which the series of preferred stock will be convertible into common stock, including the conversion price or manner of calculation and conversion period;
•	voting rights, if any, of the series of preferred stock;
•	a discussion of any material or special U.S. federal income tax considerations applicable to the series of preferred stock;
•	the relative ranking and preferences of the series of preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;
•

any limitations on issuance of any series of preferred stock ranking senior to or on a parity with the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

•	any other specific terms, preferences, rights, limitations or restrictions of the series of preferred stock.

Unless we specify otherwise in the applicable prospectus supplement, the preferred stock will rank, relating to dividends and upon our liquidation, dissolution or winding up:

•	senior to all classes or series of our common stock and to all of our equity securities ranking junior to the preferred stock;
•	on a parity with all of our equity securities the terms of which specifically provide that the equity securities rank on a parity with the preferred stock; and
•	junior to all of our equity securities the terms of which specifically provide that the equity securities rank senior to the preferred stock.

DESCRIPTION OF DEPOSITARY SHARES

We may issue depositary receipts representing interests in shares of particular series of preferred stock which are called depositary shares. We will deposit the preferred stock of a series which is the subject of depositary shares with a depositary, which will hold that preferred stock for the benefit of the holders of the depositary shares, in accordance with a depositary agreement between the depositary and us. The holders of depositary shares will be entitled to all the rights and preferences of the preferred stock to which the depositary shares relate, including dividend, voting, conversion, redemption and liquidation rights, to the extent of their interests in that preferred stock.

While the depositary agreement relating to a particular series of preferred stock may have provisions applicable solely to that series of preferred stock, unless otherwise stated in the applicable prospectus supplement, all depositary agreements relating to preferred stock we issue will include the following provisions:

Dividends and Other Distributions

Each time we pay a cash dividend or make any other type of cash distribution with regard to preferred stock of a series, the depositary will distribute to the holder of record of each depositary share relating to that series of preferred stock an amount equal to the dividend or other distribution per depositary share the depositary receives. If there is a distribution of property other than cash, the depositary either will distribute the property to the holders of depositary shares in proportion to the depositary shares held by each of them, or the depositary will, if we approve, sell the property and distribute the net proceeds to the holders of the depositary shares in proportion to the depositary shares held by them.

Withdrawal of Preferred Stock

A holder of depositary shares will be entitled to receive, upon surrender of depositary receipts representing depositary shares, the number of whole or fractional shares of the applicable series of preferred stock, and any money or other property, to which the depositary shares relate.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by a depositary, the depositary will be required to redeem, on the same redemption date, depositary shares constituting, in total, the number of shares of preferred stock held by the depositary which we redeem, subject to the depositary’s receiving the redemption price of those shares of preferred stock. If fewer than all the depositary shares relating to a series are to be redeemed, the depositary shares to be redeemed will be selected by lot or by another method we determine to be equitable.

Voting

Any time we send a notice of meeting or other materials relating to a meeting to the holders of a series of preferred stock to which depositary shares relate, we will provide the depositary with sufficient copies of those materials so they can be sent to all holders of record of the applicable depositary shares, and the depositary will send those materials to the holders of record of the depositary shares on the record date for the meeting. The depositary will solicit voting instructions from holders of depositary shares and will vote or not vote the preferred stock to which the depositary shares relate in accordance with those instructions.

Liquidation Preference

In the event of our liquidation, dissolution or winding up, the holder of each depositary share will be entitled to what the holder of the depositary share would have received if the holder had owned the number of shares (or fraction of a share) of preferred stock which is represented by the depositary share.

Conversion

If shares of a series of preferred stock are convertible into common stock or other of our securities or property, holders of depositary shares relating to that series of preferred stock will, if they surrender depositary receipts representing depositary shares and appropriate instructions to convert them, receive the shares of common stock or other securities or property into which the number of shares (or fractions of shares) of preferred stock to which the depositary shares relate could at the time be converted.

Amendment and Termination of a Depositary Agreement

We and the depositary may amend a depositary agreement, except that an amendment which materially and adversely affects the rights of holders of depositary shares, or would be materially and adversely inconsistent with the rights granted to the holders of the preferred stock to which they relate, must be approved by holders of at least two-thirds of the outstanding depositary shares. No amendment will impair the right of a holder of depositary shares to surrender the depositary receipts evidencing those depositary shares and receive the preferred stock to which they relate, except as required to comply with law. We may terminate a depositary agreement with the consent of holders of a majority of the depositary shares to which it relates. Upon termination of a depositary agreement, the depositary will make the whole or fractional shares of preferred stock to which the depositary shares issued under the depositary agreement relate available to the holders of those depositary shares. A depositary agreement will automatically terminate if:

•	all outstanding depositary shares to which it relates have been redeemed or converted; or

•	the depositary has made a final distribution to the holders of the depositary shares issued under the depositary agreement upon our liquidation, dissolution or winding up.

Miscellaneous

There will be provisions: (1) requiring the depositary to forward to holders of record of depositary shares any reports or communications from us which the depositary receives with respect to the preferred stock to which the depositary shares relate; (2) regarding compensation of the depositary; (3) regarding resignation of the depositary; (4) limiting our liability and the liability of the depositary under the depositary agreement (usually to failure to act in good faith, gross negligence or willful misconduct); and (5) indemnifying the depositary against certain possible liabilities.

The preceding description and any description of depositary shares in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the form of depositary receipt which will be filed with the SEC in connection with the offering of such depositary shares.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt or equity securities. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

•	the title of the warrants;

•	the designation, amount and terms of the securities for which the warrants are exercisable;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

•	the price or prices at which the warrants will be issued;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the exercise of the warrants;

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of warrants that may be exercised at any time; and

•	information with respect to book-entry procedures, if any.

Exercise of Warrants

Each warrant will entitle the holder of warrants to purchase for cash the amount of debt or equity securities, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the debt or equity securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

The preceding description and any description of warrants in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the form of warrant which will be filed with the SEC in connection with the offering of such warrants.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including contracts obligating or entitling holders to purchase from us, and obligating or entitling us to sell to holders, a specific number of shares of common stock, preferred stock, debt securities or other securities, property or assets, at a future date or dates. Alternatively, the purchase contracts may obligate or entitle us to purchase from holders, and obligate or entitle holders to sell to us, a specific or varying number of shares of preferred stock, common stock, debt securities or other securities, property or assets, at a future date. The price per share of preferred stock or common stock may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula described in the purchase contracts. We may issue purchase contracts separately or as a part of units each consisting of a purchase contract and debt securities, undivided beneficial ownership interests in debt securities or shares of preferred stock or debt obligations of third parties, including U.S. Treasury securities, securing holders’ obligations to purchase the preferred stock, common stock, debt securities or other securities, property or assets, under the purchase contracts. The purchase contracts may require us to make periodic payments to holders or vice versa and the payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations in a specified manner. The terms of any purchase contracts and any related guarantee will be described in the applicable prospectus supplement.

The preceding description and any description of purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the form of purchase contract agreement which will be filed with the SEC in connection with the offering of such purchase contracts.

DESCRIPTION OF UNITS

We may issue units comprised of two or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

·	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

·	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

·	the terms of the unit agreement governing the units;

·	United States federal income tax considerations relevant to the units; and

·	whether the units will be issued in fully registered or global form.

The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the form of unit agreement which will be filed with the SEC in connection with the offering of such units.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

"	at a fixed price or prices, which may be changed;
"	at market prices prevailing at the time of sale;
"	at prices related to such prevailing market prices; or
"	at negotiated prices.

We may also sell equity securities covered by this registration statement in an “at-the-market offering” as defined in Rule 415 under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:

"

on or through the facilities of The Nasdaq Capital Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

"	to or through a market maker other than The Nasdaq Capital Market or such other securities exchanges or quotation or trading services.

Such “at-the-market” offerings, if any, may be conducted by underwriters acting as principal or agent.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

"	the name or names of any underwriters, dealers or agents, if any;

"	the purchase price of the securities and the proceeds we will receive from the sale;

"	any over-allotment options under which underwriters may purchase additional securities from us;

"	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

"	any public offering price;
"	any discounts or concessions allowed or reallowed or paid to dealers; and
"	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise.

Any underwriters who are qualified market makers on Nasdaq may engage in passive market making transactions in the securities on Nasdaq in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by Frost Brown Todd LLP, Louisville, Kentucky.

EXPERTS

The financial statements of AquaBounty Technologies, Inc. incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP,  an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including us. The SEC’s internet site can be found at http://www.sec.gov. We make available free of charge most of our SEC filings on the investor relations page of our website https://investors.aquabounty.com/ as soon as reasonably practicable after we electronically file these materials with the SEC. You may access these SEC filings on our website. Except for those SEC filings incorporated by reference in this prospectus, none of the other information on our website is part of this prospectus or incorporated by reference into this prospectus or any accompanying prospectus supplement.

This prospectus is part of a registration statement filed on Form S-3 with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated by the SEC thereunder. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information concerning us and the securities, you should read the entire registration statement and the additional information described under “Incorporation of Certain Documents by Reference” below. The registration statement has been filed electronically and may be obtained in any manner listed above. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, please refer to the copy of the relevant document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by reference to the document it describes.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus information that we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered to be a part of this prospectus and any information filed by us with the SEC subsequent to the date of this prospectus will automatically be deemed to update and supersede this prospectus. We incorporate by reference into this prospectus and any accompanying prospectus supplement the following  documents that we have already filed with the SEC (other than any portion of such filings that are furnished, rather than filed, under the SEC’s applicable rules):

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed on March 27, 2025;
•

Quarterly Reports on Form 10-Q for each of the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025, filed with the SEC on May 15, 2025,  August 5, 2025, and October 28, 2025, respectively.

•

Current Reports on Form 8-K, filed with the SEC on January 17, 2025, March 4, 2025, June 13, 2025,  August 15, 2025, September 17, 2025, and October 28, 2025, (other than the portions of those documents deemed furnished and not filed);

•

The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 in the definitive proxy statement on Schedule 14A (other than information furnished rather than filed) filed with the SEC on April 24, 2025; and

•

The description of AquaBounty’s securities set forth in our registration statement on Form 10-12B filed with the SEC on April 25, 2014, as updated by Exhibit 4.3 to AquaBounty’s Form 10-K for the year ended December 31 2019, filed with the SEC on March 10, 2020.

We incorporate by reference additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this prospectus and before the termination of the offering of the securities described in this prospectus (other than any information that has been “furnished” but not “filed” for purposes of the Exchange Act and applicable SEC rules). These documents include our periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as our proxy statements. Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person to whom this prospectus is delivered, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. Requests should be directed to AquaBounty Technologies, Inc., Attention: Interim Chief Executive Officer, Chief Financial Officer and Treasurer, 233 Ayer Road, Suite 4, Harvard, Massachusetts 01451 (telephone number: (978) 648-6000).

$350,000,000

DEBT SECURITIES

COMMON STOCK
PREFERRED STOCK
DEPOSITARY SHARES
WARRANTS
PURCHASE CONTRACTS

UNITS

PROSPECTUS

                           , 2025

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in or incorporated by reference into this prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any securities in any jurisdiction where it is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions payable by us, to be incurred by the registrant in connection with the sale or distribution of securities registered under this registration statement:

Securities and Exchange Commission Registration Fee	$48,335
Trustee Fees and Expenses	$**
Transfer Agent Fees and Expenses	$**
Printing and Engraving Fees and Expenses	$**
Accounting Fees and Expenses	$**
Legal Fees and Expenses	$**
Miscellaneous	$**
Total	$**
________________

**These fees cannot be estimated at this time, as they are calculated based on the securities offered and the number of issuances. An estimate of the aggregate expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with specified actions, suits and proceedings whether civil, criminal, administrative, or investigative, other than a derivative action by or in the right of the corporation, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, as amended, bylaws, disinterested director vote, stockholder vote, agreement, or otherwise.

As permitted by the DGCL,  our Certificate contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

•	any breach of their duty of loyalty to our company or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	any transaction from which they derived an improper personal benefit.

Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission, or claim that occurred or arose prior to that amendment or repeal. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.

In addition, our Bylaws provide that we will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit, or proceeding by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise. Our Bylaws provide that we may indemnify to the fullest extent permitted by law any person who is or was a party or is threatened to be made a party to any action, suit, or proceeding by reason of the fact that he or she is or was one of our employees or agents or is or was serving at our request as an employee or agent of another corporation, partnership, joint venture, trust, or other enterprise. Our Bylaws provide that we must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to very limited exceptions.

The limitation of liability and indemnification provisions that are included in our Certificate and Bylaws may discourage stockholders from bringing a lawsuit against our directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and executive officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be harmed to the extent that we pay the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions. At present, we are not aware of any pending litigation or proceeding involving any person who is or was one of our directors, officers, employees, or other agents or is or was serving at our request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

We have obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public securities matters, and to us with respect to payments that may be made by us to these directors and executive officers pursuant to our indemnification obligations or otherwise as a matter of law.

Any underwriting agreement filed as Exhibit 1.1 to this registration statement may provide for indemnification by the underwriters of the Registrant and its officers and directors for certain liabilities arising under the Securities Act and otherwise.

See also the undertakings set out in response to Item 17 herein.

ITEM 16. EXHIBITS.

Exhibit Number	Description
1.1	Form of Underwriting Agreement*
3.1

Third Amended and Restated Certificate of Incorporation of AquaBounty Technologies, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form 10, filed on November 7, 2016).

3.2

Certificate of Amendment of Third Amended and Restated Certificate of Incorporation of AquaBounty Technologies, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on January 6, 2017).

3.3

Certificate of Amendment of Third Amended and Restated Certificate of Incorporation of AquaBounty Technologies, Inc. (incorporated by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1, filed on January 15, 2020).

3.4

Certificate of Amendment of Third Amended and Restated Certificate of Incorporation of AquaBounty Technologies, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on November 19, 2020).

3.5

Certificate of Validation dated October 18, 2022 relating to Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation of AquaBounty Technologies, Inc. dated May 27, 2022 (incorporated by reference to Exhibit 3.5 to the Registrant’s Quarterly Report on Form 10-Q, filed on November 8, 2022).

3.6

Certificate of Amendment of Third Amended and Restated Certificate of Incorporation of AquaBounty Technologies, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on October 13, 2023).

3.7	Amended and Restated Bylaws of AquaBounty Technologies, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form 10, filed on November 7, 2016).
4.1	Form of Indenture for Senior Debt Securities.
4.2	Form of Indenture for Subordinated Debt Securities.
4.3	Form of Senior Debt Security.*
4.4	Form of Subordinated Debt Security.*
4.5	Form of Depositary Agreement (including Form of Depositary Receipt).*
4.6	Form of Preferred Stock Certificate.*
4.7	Form of Certificate of Amendment for series of Preferred Stock.*
4.8	Form of Warrant Agreement (including Form of Warrant Certificate).*
4.9	Form of Purchase Contract Agreement.*
4.10	Form of Unit Agreement (including Form of Unit Certificate).*
5.1	Opinion of Frost Brown Todd LLP as to the legality of the securities being offered.
23.1	Consent of Deloitte & Touche, LLP.
23.2	Consent of Frost Brown Todd LLP (contained in Exhibit 5.1).
24.1	Powers of Attorney (contained in the signature pages of this Registration Statement).
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, under the Indenture for Senior Debt Securities.**
25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, under the Indenture for Subordinated Debt Securities.**
107	Filing Fee Table.
*

To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K to be filed by the registrant in connection with a specific offering and incorporated herein by reference.

**	To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, if applicable.

ITEM 17. UNDERTAKINGS.

(a)The undersigned registrant hereby undertakes:

(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)To include any prospectus required by Section 10(a)(3) of the Securities

Act of 1933;

(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by such registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a) (1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)Such undersigned registrant hereby undertakes that, for the purpose of determining liability of such registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, such undersigned registrant undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)Any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;

(iii)The portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and

(iv)Any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.

(b)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of such registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each of the registrants pursuant to the provisions described under Item 15 above, or otherwise, such registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	The information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by 28 the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(ii)

Each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harvard,  State of Massachusetts, on December 23, 2025.

AQUABOUNTY TECHNOLOGIES, INC.

By: /s/ David A. Frank

David A. Frank,  Interim Chief Executive Officer, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David A. Frank his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the Registration Statement on Form S-3, and any and all additional registration statements filed under Securities and Exchange Commission Rule 462(e), and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent,  or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ David Frank David Frank	Interim Chief Executive Officer, Chief Financial Officer and Treasurer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	December 23, 2025.
/s/ Sylvia Wulf Sylvia Wulf	Chair of the Board of Directors	December 23, 2025.
/s/ Braeden Lichti Braeden Lichti	Director	December 23, 2025.

/s/ Graydon Bensler Graydon Bensler	Director	December 23, 2025.
/s/ Rick Sterling Rick Sterling	Director	December 23, 2025.